UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2019

MYOKARDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37609	44-5500552
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 Allerton Ave.

South San Francisco, CA 94080

(Address of principal executive offices, including zip code)

(650) 741-0900

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	MYOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On September 30, 2019, it was agreed that June Lee, M.D., Executive Vice President, Chief Development Officer of MyoKardia, Inc. (the “Company”), would be ending her employment with the Company following a transition period, which commenced on September 30, 2019 and will end on a date no later than June 30, 2020. The Company has entered into a Transition Agreement with Dr. Lee providing for the terms of Dr. Lee’s employment during the transition period, and the Company’s payment thereafter to Dr. Lee of 12 months’ of her base salary, less the amount of salary paid to Dr. Lee during the transition period, subject to the terms of the Transition Agreement.

The foregoing description of the Transition Agreement is not intended to be complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which will be filed with the Securities and Exchange Commission as an exhibit to a subsequent periodic report to be filed by the Company pursuant to the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2019	MyoKardia, Inc.

	By:	/s/ Cynthia Ladd
Cynthia Ladd
General Counsel